Exhibit-99.1
Lennox International Reports Record Revenue and Profit in Second Quarter

•Revenue up 32% to record $1.24 billion on strong growth in all businesses
•GAAP EPS from continuing operations up 72% to record $4.51
•Adjusted EPS from continuing operations up 54% to record $4.57
•Repurchased $200 million of stock and announced 19% dividend increase
•As previously announced on July 14: raising 2021 guidance for revenue growth from 7-11% to 11-15% at constant currency, and now 12-16% at actual currency; raising 2021 guidance for GAAP EPS from continuing operations from $11.33-$11.93 to $11.97-$12.57; raising 2021 guidance for adjusted EPS from continuing operations from $11.40-$12.00 to $12.10-$12.70
•Raising 2021 stock repurchase guidance to a total of $600 million after $400 million of buyback in the first half of the year

DALLAS, July 26, 2021 – Lennox International Inc. (NYSE: LII), a global leader in energy-efficient climate-control solutions, today reported financial results for the second quarter of 2021. All comparisons are to the prior-year period.

Lennox International reported record revenue of $1.24 billion in the second quarter, up 32%. Foreign exchange had a positive 2% impact on revenue growth. GAAP operating income was a record $216 million, up 59%. GAAP earnings per share from continuing operations was a record $4.51, up 72%.

Total segment profit was a record $222 million, up 45%. Total segment margin expanded 160 basis points to 17.9%. Adjusted earnings per share from continuing operations was a record $4.57, up 54%.

“Lennox International posted record revenue and profit in the second quarter with strong growth across all three of our businesses,” said Chairman and CEO Todd Bluedorn. “Our Residential business set new highs for revenue, margin and profit. Revenue rose 30% on strong growth in both replacement and new construction business. Segment margin expanded 290 basis points to 22.6%, and profit rose 49%.

“In Commercial, revenue was up 34%. National Accounts revenue was up more than 50%, and Regional & Local revenue was up more than 20%. Segment margin was 17.9%, down 100 basis points from the prior-year quarter. Commercial profit rose 27%. In Refrigeration, revenue was up 37% on strong growth in both North America and Europe. Segment margin expanded 90 basis points to 9.1%, and profit rose 52%.

“Looking ahead for the company overall, we have raised 2021 guidance for revenue, earnings and free cash flow on strong market growth and company performance. Momentum continues into the second half of the year for Residential, as well as for Commercial and Refrigeration, which continue to rebound and benefit from the pent-up demand created last year. As we look to 2022 and beyond, we see the residential replacement cycle spinning faster and continue to position our business to capitalize on strong market growth and share gains.”

FINANCIAL HIGHLIGHTS

Revenue: Revenue was a record $1.24 billion, up 32% in the second quarter, with volume, price, and foreign exchange favorable to revenue. Mix was neutral.

Gross Profit: Gross profit was $383 million, up 39%, and gross margin was 30.9%, up 160 basis points. Gross profit was positively impacted by higher volume, favorable price, mix and foreign exchange, factory productivity, and sourcing and engineering-led cost reductions. Partial offsets included higher commodity, distribution, tariffs, warranty, and other product costs.

Income from Continuing Operations: On a GAAP basis, income from continuing operations for the second quarter was $170.0 million, or $4.51 per share, compared to $100.6 million, or $2.62 per share, in the prior-year quarter.

Adjusted income from continuing operations in the second quarter was $172.0 million, or $4.57 per share, compared to $114.0 million, or $2.97 per share, in the prior-year quarter. Adjusted income from continuing operations for the second quarter of 2021 excludes net after-tax charges of $2.0 million, consisting of: a net charge of $3.4 million for items excluded from segment profit, a charge of $1.0 million for restructuring activities, and a net benefit of $2.4 million for excess tax benefits from share-based compensation and other tax items.

Cash from Operations, Free Cash Flow and Total Debt: Net cash from operations in the second quarter was $192 million compared to $105 million in the prior-year quarter. Capital expenditures were $21 million in the second quarter compared to approximately $19 million in the prior-year quarter. Free cash flow was $171 million compared to approximately $87 million in the second quarter a year ago. Total debt at the end of the second quarter was $1.24 billion. Total cash, cash equivalents and short-term investments were $47 million at the end of the quarter. The company paid approximately $29 million in dividends in the second quarter and repurchased $200 million of stock.

BUSINESS SEGMENT HIGHLIGHTS

Residential Heating & Cooling
Revenue in the Residential Heating & Cooling business segment was up 30% to a record $838 million. Foreign exchange had a positive 1% impact on revenue growth. Segment profit rose 49% to a record $190 million. Segment margin expanded 290 basis points to a record 22.6%. Residential results were primarily impacted by higher volume, favorable price, higher factory productivity, sourcing and engineering-led cost reductions, freight savings, and favorable foreign exchange. Partial offsets included unfavorable mix, higher commodity, tariffs, and warranty costs, distribution investments, and higher SG&A including research and development and information technology investments.

Commercial Heating & Cooling
Revenue in the Commercial Heating & Cooling business segment was up 34% to $253 million. Foreign exchange had a positive 1% impact on revenue growth. Segment profit rose 27% to $45 million. Segment margin was 17.9%, down 100 basis points. Commercial results were primarily impacted by higher volume and favorable mix. Partial offsets included higher material, distribution, freight, tariffs, and other product costs, factory inefficiencies, and higher SG&A including research and development and information technology investments.

Refrigeration
Revenue in the Refrigeration business segment was up 37% to $148 million. Foreign exchange had a positive 5% impact on revenue growth. Segment profit rose 52% to $14 million. Segment margin expanded 90 basis points to 9.1%. Refrigeration results were primarily impacted by higher volume, favorable price, and sourcing and engineering-led cost reductions. Partial offsets included higher commodity, freight and other product costs, and higher SG&A including research and development and information technology investments.

FULL-YEAR GUIDANCE
•As previously announced on July 14:
•Raising 2021 guidance for revenue growth from 7-11% to 11-15% at constant currency; now 12-16% at actual currency.
•Raising 2021 guidance for GAAP EPS from continuing operations from $11.33-$11.93 to $11.97-$12.57.
•Raising 2021 guidance for adjusted EPS from continuing operations from $11.40-$12.00 to $12.10-$12.70.
•Corporate expense is now expected to be approximately $100 million compared to prior guidance of $95 million.
•The effective tax rate is now expected to be approximately 20% on an adjusted basis for the full year compared to prior guidance of approximately 21%.
•Capital expenditures are still planned to be approximately $135 million.
•Raising guidance for free cash flow from approximately $375 million to approximately $400 million for the full year.
•Raising 2021 stock repurchase guidance to a total of $600 million, up from prior guidance of $400 million which was completed in the first half of the year.

CONFERENCE CALL INFORMATION
A conference call to discuss the company’s second-quarter results and outlook will be held this morning at 8:30 a.m. Central time. To listen, call the conference call line at 877-226-8189 (U.S.) or 409-207-6980 (international) at least 10 minutes prior to the scheduled start time and use participant code 3592884. The conference call also will be webcast on Lennox International’s web site at www.lennoxinternational.com. A replay will be available from approximately 11:00 a.m. Central time on July 26 through August 9, 2021 by dialing 866-207-1041 (U.S.) or 402-970-0847 (international) and using access code 6628140. The call also will be archived on the company’s website.

ABOUT LENNOX INTERNATIONAL
Lennox International Inc. is a global leader in energy-efficient climate-control solutions. Dedicated to sustainability and creating comfortable and healthier environments for our residential and commercial customers while reducing their carbon footprint, we lead the field in innovation with our air conditioning, heating, indoor air quality, and refrigeration systems. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol "LII". Additional information on Lennox International is available at www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

FORWARD-LOOKING STATEMENTS
The statements in this news release that are not historical statements, including statements regarding the 2021 full-year outlook and expected consolidated and segment financial results for 2021, are forward-looking statements within the meaning of the

Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include risks that the North American unitary HVAC and refrigeration markets perform worse than current assumptions. Additional risks include, but are not limited to: the impact of higher raw material prices, availability and timely delivery of raw materials and other components, the impact of new or increased trade tariffs, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes, the impact of unfavorable weather, a decline in new construction activity and related demand for products and services, and any resurgence of the COVID-19 pandemic and its economic impact on the company and its employees and customers. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

(Amounts in millions, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2021	2020	2021	2020
Net sales	$1,239.0	$941.3	$2,169.4	$1,665.1
Cost of goods sold	855.8	665.6	1,529.7	1,223.7
Gross profit	383.2	275.7	639.7	441.4
Operating Expenses:
Selling, general and administrative expenses	167.8	129.5	313.2	260.8
Losses (gains) and other expenses, net	2.3	3.6	2.6	2.3
Restructuring charges	1.2	10.0	1.3	10.5
Loss from natural disasters, net of insurance recoveries	—	1.0	—	2.7
Income from equity method investments	(4.1)	(4.4)	(7.4)	(7.2)
Operating income	216.0	136.0	330.0	172.3
Pension settlement	—	—	0.7	—
Interest expense, net	6.4	6.9	12.3	15.6
Other expense (income), net	0.9	1.1	1.9	2.2
Income from continuing operations before income taxes	208.7	128.0	315.1	154.5
Provision for income taxes	38.7	27.4	60.9	41.4
Income from continuing operations	170.0	100.6	254.2	113.1
Discontinued Operations:
Loss from discontinued operations before income taxes	—	(0.8)	—	(0.8)
Income tax benefit	—	(0.2)	—	(0.6)
Loss from discontinued operations	—	(0.6)	—	(0.2)
Net income	$170.0	$100.0	$254.2	$112.9

Earnings per share – Basic:
Income from continuing operations	$4.55	$2.63	$6.74	$2.95
Loss from discontinued operations	—	(0.01)	—	—
Net income	$4.55	$2.62	$6.74	$2.95
Earnings per share – Diluted:
Income from continuing operations	$4.51	$2.62	$6.70	$2.93
Loss from discontinued operations	—	(0.02)	—	—
Net income	$4.51	$2.60	$6.70	$2.93

Weighted Average Number of Shares Outstanding - Basic	37.4	38.2	37.7	38.3
Weighted Average Number of Shares Outstanding - Diluted	37.7	38.4	38.0	38.6

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Segment Net Sales and Profit (Loss)
(Unaudited)

(Amounts in millions)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net Sales
Residential Heating & Cooling	$838.0	$644.8	$1,444.2	$1,086.9
Commercial Heating & Cooling	252.8	188.3	452.0	366.7
Refrigeration	148.2	108.2	273.2	211.5
	$1,239.0	$941.3	$2,169.4	$1,665.1
Segment Profit (Loss) (1)
Residential Heating & Cooling	$189.7	$127.3	$286.1	$159.8
Commercial Heating & Cooling	45.3	35.6	72.6	54.3
Refrigeration	13.5	8.9	21.4	9.6
Corporate and other	(26.9)	(18.8)	(42.9)	(33.1)
Total segment profit	221.6	153.0	337.2	190.6
Reconciliation to Operating Income:
Special product quality adjustments	—	(1.0)	—	(1.0)
Loss from natural disasters, net of insurance recoveries	—	1.0	—	2.7
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (1)	4.4	7.0	5.9	6.1
Restructuring charges	1.2	10.0	1.3	10.5
Operating income	$216.0	$136.0	$330.0	$172.3
(1) We define segment profit (loss) as a segment's operating income included in the accompanying Consolidated Statements of Operations, excluding:
•The following items in Losses (gains) and other expenses, net:
◦Net change in unrealized losses (gains) on unsettled futures contracts,
◦Special legal contingency charges,
◦Asbestos-related litigation,
◦Environmental liabilities,
◦Charges incurred related to COVID-19 pandemic; and
◦Other items, net,
•Special product quality adjustments
•Loss from natural disasters, net of insurance recoveries; and
•Restructuring charges.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of June 30, 2021	As of December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$44.5	$123.9
Short-term investments	2.8	5.1
Accounts and notes receivable, net of allowances of $10.4 and $9.6 in 2021 and 2020, respectively	692.5	448.3
Inventories, net	433.8	439.4
Other assets	86.8	70.9
Total current assets	1,260.4	1,087.6
Property, plant and equipment, net of accumulated depreciation of $907.7 and $880.6 in 2021 and 2020, respectively	476.0	464.3
Right-of-use assets from operating leases	183.3	194.4
Goodwill	186.8	186.9
Deferred income taxes	12.1	13.2
Other assets, net	86.1	86.1
Total assets	$2,204.7	$2,032.5

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Current maturities of long-term debt	265.9	9.9
Current operating lease liabilities	54.6	55.0
Accounts payable	404.9	340.3
Accrued expenses	332.4	296.1
Total current liabilities	1,057.8	701.3
Long-term debt	977.4	970.7
Long-term operating lease liabilities	131.5	142.8
Pensions	96.9	92.5
Other liabilities	154.4	142.3
Total liabilities	2,418.0	2,049.6
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,128.9	1,113.2
Retained earnings	2,576.6	2,385.8
Accumulated other comprehensive loss	(93.1)	(97.2)
Treasury stock, at cost, 50,006,069 shares and 48,820,969 shares for 2021 and 2020, respectively	(3,826.6)	(3,419.8)
Total stockholders' deficit	(213.3)	(17.1)
Total liabilities and stockholders' deficit	$2,204.7	$2,032.5

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

(Amounts in millions)	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$254.2	$112.9
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(7.4)	(7.2)
Dividends from affiliates	3.7	2.5
Restructuring charges, net of cash paid	1.4	5.9
Provision for credit losses	3.5	3.1
Unrealized losses on derivative contracts	0.3	1.1
Stock-based compensation expense	17.5	10.4
Depreciation and amortization	35.6	37.9
Deferred income taxes	(3.6)	6.6
Pension expense	5.4	4.9
Pension contributions	(0.8)	(1.2)
Other items, net	(0.3)	0.7
Changes in assets and liabilities:
Accounts and notes receivable	(248.2)	(151.5)
Inventories	7.0	43.1
Other current assets	(9.7)	(1.1)
Accounts payable	67.4	(66.2)
Accrued expenses	33.7	(11.9)
Income taxes payable / (receivable), net	1.6	10.2
Leases, net	(0.6)	1.5
Other, net	13.8	4.8
Net cash provided by operating activities	174.5	6.5
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	0.6	0.3
Purchases of property, plant and equipment	(45.5)	(43.5)
Proceeds from (purchases of) short-term investments	2.3	(1.1)
Net cash used in investing activities	(42.6)	(44.3)
Cash flows from financing activities:
Short-term debt payments	—	(1.9)
Short-term debt borrowings	—	1.9
Asset securitization borrowings	299.0	91.0
Asset securitization payments	(44.0)	(70.0)
Long-term debt payments	(3.1)	(2.6)
Borrowings from credit facility	753.0	1,060.5
Payments on credit facility	(748.5)	(863.5)
Proceeds from employee stock purchases	1.6	1.6
Repurchases of common stock	(400.0)	(100.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(10.2)	(5.6)
Cash dividends paid	(58.6)	(59.1)
Net cash (used in) provided by financing activities	(210.8)	52.3
(Decrease) increase in cash and cash equivalents	(78.9)	14.5
Effect of exchange rates on cash and cash equivalents	(0.5)	(7.0)
Cash and cash equivalents, beginning of period	123.9	37.3
Cash and cash equivalents, end of period	$44.5	$44.8

Supplemental disclosures of cash flow information:
Interest paid	$11.8	$16.9
Income taxes paid (net of refunds)	$62.6	$22.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES
Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures
(Unaudited, in millions, except per share and ratio data)
Use of Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis if different than the reported measures. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and operating performance.
Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure
	For the Three Months Ended June 30,
	(Unaudited)
	2021			2020
	Pre-Tax	Tax Impact (e)	After Tax	Pre-Tax	Tax Impact (e)	After Tax
Income from continuing operations, a GAAP measure	$208.7	$(38.7)	$170.0	$128.0	$(27.4)	$100.6
Restructuring charges	1.2	(0.2)	1.0	10.0	(2.1)	7.9
Special product quality adjustments (b)	—	—	—	(1.0)	0.2	(0.8)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)	4.4	(1.0)	3.4	7.0	(1.4)	5.6
Excess tax benefits from share-based compensation (c)	—	(2.5)	(2.5)	—	(0.1)	(0.1)
Other tax items, net (c)	—	0.1	0.1	—	—	—
Loss from natural disasters, net of insurance recoveries (f)	—	—	—	1.0	(0.2)	0.8
Adjusted income from continuing operations, a non-GAAP measure	$214.3	$(42.3)	$172.0	$145.0	$(31.0)	$114.0

Earnings per share from continuing operations - diluted, a GAAP measure			$4.51			$2.62
Restructuring charges			0.03			0.21
Special product quality adjustments (b)			—			(0.02)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)			0.09			0.14
Excess tax benefits from share-based compensation (c)			(0.07)			—
Other tax items, net (c)			—			—
Loss from natural disasters, net of insurance recoveries (f)			—			0.02
Change in share counts from share-based compensation (d)			0.01			—
Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$4.57			$2.97
(a) Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b) Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c) Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d) The impact of excess tax benefits from the change in share-based compensation also impacts the Company's diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this amount..
(e) Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.
(f) Recorded in Loss from natural disasters, net of insurance recoveries in the Consolidated Statement of Operations.

	For the Six Months Ended June 30,
	(Unaudited)
	2021			2020
	Pre-Tax	Tax Impact (e)	After Tax	Pre-Tax	Tax Impact (e)	After Tax
Income from continuing operations, a GAAP measure	$315.1	$(60.9)	$254.2	$154.5	$(41.4)	$113.1
Restructuring charges	1.3	(0.3)	1.0	10.5	(2.2)	8.3
Pension settlement	0.7	(0.1)	0.6	—	—	—
Special product quality adjustments (b)	—	—	—	(1.0)	0.2	(0.8)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)	5.9	(1.1)	4.8	6.1	(1.3)	4.8
Excess tax benefits from share-based compensation (c)	—	(3.8)	(3.8)		—	—
Other tax items, net (c)	—	2.1	2.1	—	8.1	8.1
Loss from natural disasters, net of insurance recoveries (f)	—	—	—	2.7	(0.6)	2.1
Adjusted income from continuing operations, a non-GAAP measure	$323.0	$(64.1)	$258.9	$172.8	$(37.2)	$135.6

Earnings per share from continuing operations - diluted, a GAAP measure			$6.70			$2.93
Restructuring charges			0.03			0.21
Pension settlement			0.02			—
Special product quality adjustments (b)			—			(0.02)
Items in Losses (gains) and other expenses, net which are excluded from segment profit (loss) (a)			0.13			0.14
Excess tax benefits from share-based compensation (c)			(0.10)			—
Other tax items, net (c)			0.05			0.21
Loss from natural disasters, net of insurance recoveries (f)			—			0.05
Change in share counts from share-based compensation (d)			—			—
Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure			$6.83			$3.52
(a) Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b) Recorded in Cost of goods sold in the Consolidated Statements of Operations
(c) Recorded in Provision for income taxes in the Consolidated Statements of Operations
(d) The impact of excess tax benefits from the change in share-based compensation also impacts the Company's diluted share counts. The reconciliation of average outstanding diluted shares on a GAAP and non-GAAP basis is included in this document.

(e) Tax impact based on the applicable tax rate relevant to the location and nature of the adjustment.
(f) Recorded in Loss from natural disasters, net of insurance recoveries in the Consolidated Statement of Operations.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Components of Losses (gains) and other expenses, net (pre-tax):
Realized (gains) losses on settled future contracts (a)	$(0.4)	$0.1	$(0.6)	$0.2
Foreign currency exchange gains (a)	(1.3)	(2.1)	(1.6)	(2.6)
Gain on disposal of fixed assets (a)	(0.2)	(0.2)	(0.5)	(0.1)
Other operating income (a)	(0.2)	(1.2)	(0.6)	(1.3)
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.1	0.8	(0.2)	1.4
Special legal contingency charges (b)	0.7	0.7	0.9	0.7
Asbestos-related litigation (b)	1.7	1.2	2.8	(0.5)
Environmental liabilities (b)	0.8	1.1	1.5	1.3

Charges incurred related to COVID-19 pandemic (b)	0.5	3.4	1.1	3.4
Other items, net (b)	0.6	(0.2)	(0.2)	(0.2)
Losses (gains) and other expenses, net (pre-tax)	$2.3	$3.6	$2.6	$2.3

(a) Included in both segment profit (loss) and Adjusted income from continuing operations
(b) Excluded from both segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Earnings per Share from Continuing Operations - Diluted, a GAAP measure, to Estimated Adjusted Earnings per Share from Continuing Operations - Diluted, a Non-GAAP measure
For the Year Ended December 31, 2021 ESTIMATED
Estimated Earnings per share from continuing operations - diluted, a GAAP measure	$11.97-$12.57
Other non-core EBIT charges and other non-core tax items	(0.13)
Estimated Adjusted Earnings per share from continuing operations - diluted, a Non-GAAP measure	$12.10-$12.70

Reconciliation of Average Shares Outstanding - Diluted, a GAAP measure, to Adjusted Average Shares Outstanding - Diluted, a Non-GAAP measure (shares in millions):
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Average shares outstanding - diluted, a GAAP measure	37.7	38.4	38.0	38.6
Impact on diluted shares from excess tax benefits from share-based compensation	(0.1)	—	(0.1)	(0.1)
Adjusted average shares outstanding - diluted, a Non-GAAP measure	37.6	38.7	37.9	38.5

Reconciliation of Net Cash Used in Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$192.0	$105.3	$174.5	$6.5
Purchases of property, plant and equipment	(20.8)	(18.8)	(45.5)	(43.5)
Proceeds from the disposal of property, plant and equipment	0.2	0.2	0.6	0.3
Free cash flow, a Non-GAAP measure	$171.4	$86.7	$129.6	$(36.7)

Calculation of Debt to EBITDA Ratio (dollars in millions):	Trailing Twelve Months to June 30, 2021
Adjusted EBIT (a)	$653.3
Depreciation and amortization expense (b)	68.0
EBITDA (a + b)	$721.3
Total debt at June 30, 2021 (c)	$1,243.3
Total Debt to EBITDA ratio ((c / (a + b))	1.7

Reconciliation of Adjusted EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure (dollars in millions)
Trailing Twelve Months to June 30, 2021
Income from continuing operations before income taxes, a GAAP measure	$605.8
Items in Losses (gains) and other expenses, net which are excluded from segment profit	13.1
Special product quality adjustments	2.0
Restructuring charges	1.6
Interest expense, net	25.0
Pension settlements	1.3
Loss from natural disasters, net of insurance recoveries	0.4
Other expense (income), net	4.1
Adjusted EBIT per above, a Non-GAAP measure	$653.3